UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 7, 2014

LUCID, INC.

(Exact name of registrant as specified in its charter)

New York	001-35379	16-1406957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Methodist Hill Drive, Suite 500, Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (585) 239-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2014, the Board of Directors (the "Board") for Lucid, Inc. (the "Company") appointed Daniel Mark Siegel, M.D. as a member of the Board, increasing the number of members on the Board from seven to eight.

The Board has determined that Dr. Siegel qualifies as an independent director in accordance with the rules set forth by the standards set forth in Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended.

Dr. Siegel, age 56, is Clinical Professor of Dermatology at SUNY Downstate Medical Center (State University of New York Health Sciences Center at Brooklyn) and is in private practice at Long Island Skin Cancer and Dermatologic Surgery in Smithtown, NY, a division of ProHealthcare. He also is an attending physician at SUNY Downstate Medical Center-University Hospital of Brooklyn and at the Brooklyn Campus of the Veterans Administration New York Harbor Healthcare System, and is on the medical staff at Eastern Long Island Hospital in Greenport, NY. He is a Fellow and Immediate Past President of the American Academy of Dermatology and the American Society for Dermatologic Surgery. He holds an M.S. in management and policy from the State University of New York at Stony Brook, an M.D. from Albany Medical College and a B.A. from Rensselaer Polytechnic Institute. Dr. Siegel has also published numerous papers in peer-reviewed journals.

Family Relationships

There are no family relationships between any of the Company's directors or officers and Dr. Siegel.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated January 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCID, INC.

Date: January 13, 2014	By:	/s/ Richard J. Pulsifer
Richard J. Pulsifer
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 13, 2014